UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2015
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THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2015 Annual Meeting of Shareholders was held on May 21, 2015. At the meeting, shareholders voted on the following items:
Proposal 1: The following nominees were elected by majority vote to serve on the Board of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Ari Bousbib	923,529,898	2,697,436	2,418,920	194,309,353
Gregory D. Brenneman	921,547,779	4,745,036	2,353,439	194,309,353
J. Frank Brown	923,904,188	2,397,441	2,344,625	194,309,353
Albert P. Carey	920,261,236	6,034,366	2,350,652	194,309,353
Armando Codina	910,301,128	14,555,514	3,789,612	194,309,353
Helena B. Foulkes	918,045,908	8,294,578	2,305,768	194,309,353
Wayne M. Hewett	919,619,111	6,678,743	2,348,400	194,309,353
Karen L. Katen	817,440,434	107,555,502	3,650,318	194,309,353
Craig A. Menear	898,235,356	24,159,486	6,251,412	194,309,353
Mark Vadon	924,185,661	2,115,723	2,344,870	194,309,353
Proposal 2: The appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2015 was ratified.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
1,111,323,136	8,413,792	3,218,679	N/A
Proposal 3: An advisory vote on executive compensation was approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
902,162,700	22,485,915	3,997,639	194,309,353

Proposal 4: A shareholder proposal regarding an independent chairman of the board was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
165,585,860	759,199,012	3,861,382	194,309,353
Proposal 5: A shareholder proposal regarding a change in the percentage of outstanding shares required to call special shareholder meetings was not approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
377,020,569	547,353,288	4,272,397	194,309,353

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: May 26, 2015

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